Exhibit 10.1

FIFTH AMENDMENT

TO

AMENDED AND RESTATED

LIMITED PARTNERSHIP AGREEMENT

OF

NEXPOINT REAL ESTATE FINANCE OPERATING PARTNERSHIP, L.P.

a Delaware limited partnership

THIS FIFTH AMENDMENT (this “Amendment”) to the Amended and Restated Limited Partnership Agreement of NexPoint Real Estate Finance Operating Partnership, L.P. (the “Partnership”), dated as of March 31, 2021, is entered into by NexPoint Real Estate Finance OP GP, LLC, a Delaware limited liability company (the “General Partner”) on behalf of the Partnership pursuant to its agreement of limited partnership (as now or hereafter amended, restated, modified, supplemented, or replaced, the “Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Agreement, unless the context shall otherwise require.

WHEREAS, the Partnership was formed on June 7, 2019 and the original agreement of limited partnership of the Partnership (the “Original Agreement”) was entered into between the Initial General Partner and the Initial Limited Partner dated as of June 10, 2019;

WHEREAS, the Original Agreement was amended and restated as of February 11, 2020 by the parties to the Original Agreement and the other parties to such amendment and restatement (the “Amended and Restated Agreement”);

WHEREAS, the Amended and Restated Agreement was amended by the First Amendment thereto by the General Partner, dated as of July 20, 2020;

WHEREAS, the Amended and Restated Agreement was amended by the Second Amendment thereto by the General Partner, dated as of July 24, 2020; and

WHEREAS, the Amended and Restated Agreement was amended by the Third Amendment thereto by the General Partner, dated as of September 30, 2020;

WHEREAS, the Amended and Restated Agreement was amended by the Fourth Amendment thereto by the General Partner, dated as of October 26, 2020;

WHEREAS, Section 4.2 of the Agreement authorizes the General Partner, following the direction and approval of the Board of Directors, to cause the Partnership to issue additional Partnership Interests in one or more classes, or one or more series of any of such classes, or otherwise with such designations, preferences, redemption and conversion rights and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to Limited Partner Interests, all as shall be determined by the General Partner (following the direction and approval of the Board of Directors) subject to Delaware law, including, without limitation, (i) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests; (ii) the right of each such class or series of Partnership Interests to share in Partnership distributions; and (iii) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership;

WHEREAS, the General Partner desires to authorize additional Series A Preferred Units and to cause the Partnership, following direction and approval of the Board of Directors, to issue to NexPoint Real Estate Finance, Inc., a Maryland corporation (the “Company”), additional Series A Preferred Units in exchange for contributions from time to time by the Company of the net proceeds from its offering of Series A Preferred Stock of the Company; and

WHEREAS, in accordance with Sections 4.2, 12.3 and 14.1 of the Agreement, the General Partner has prepared and approved this Amendment following the direction and approval of the Board of Directors.

NOW THEREFORE, the General Partner, following the direction and approval of the Board of Directors, amends the Agreement as follows:

AGREEMENTS

Section 1. Increase in Authorized Number of Series A Preferred Units. The last sentence of Section 1 of Annex A to the Agreement is hereby deleted in its entirety and replaced with the following:

“The number of authorized Series A Preferred Units shall be 11,300,000.”

Section 2. Articles Supplementary. The definition of “Articles Supplementary” in Section 2 of Annex A to the Agreement is hereby deleted in its entirety and replaced with the following:

“Articles Supplementary” means the Articles Supplementary of NexPoint Real Estate Finance, Inc. (the “Company”) filed with the State Department of Assessments and Taxation of the State of Maryland on July 20, 2020, designating the terms, rights and preferences of the Series A Preferred Stock, and the Articles Supplementary of the Company filed the State Department of Assessments and Taxation of the State of Maryland on March 31, 2021, designating additional shares of Series A Preferred Stock.”

Section 3. Miscellaneous.

(a) Effect of Amendment. This Amendment is limited as specified and shall not constitute a modification, amendment or waiver of any other provision of the Agreement. Except as specifically amended by this Amendment, all other provisions of the Agreement are hereby ratified and remain in full force and effect.

(b) Single Document. From and after the date hereof, all references to the Agreement shall be deemed to be references to the Agreement as amended by this Amendment.

(c) Severability. In the event that any provision of this Amendment or the application of any provision of this Amendment is declared to be invalid or otherwise unenforceable by a court of competent jurisdiction, the remainder of this Amendment shall not be affected.

(d) Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

(e) Headings. The headings in this Amendment are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first written above.

GENERAL PARTNER

NexPoint Real Estate Finance OP GP, LLC, a Delaware limited liability company

By:	/s/ Dana Sprong
Name: Dana Sprong Title: Sole Member

[Signature Page to Fifth Amendment
to the Amended and Restated Limited Partnership Agreement
of NexPoint Real Estate Finance Operating Partnership, L.P.]